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                                                                     EXHIBIT 4.1


                                                                      APPENDIX B

                                  MINIMED INC.
                           SECOND AMENDED AND RESTATED
                            1994 STOCK INCENTIVE PLAN

        Section 1.    PURPOSE OF PLAN

        MiniMed Inc., a Delaware corporation (the "Company"), having previously adopted the MiniMed Inc. Amended and Restated 1994 Stock Incentive Plan (the "1994 Plan") hereby amends and restates the 1994 Plan as set forth in this Second Amended and Restated 1994 Stock Incentive Plan ("Plan). The purpose of this Plan is to enable the Company and its subsidiaries to attract, retain and motivate their directors, employees, consultants and advisers by providing for or increasing the proprietary interests of such persons in the Company, thereby increasing the mutuality of interest between such persons and the Company's stockholders.

        Section 2.    PERSONS ELIGIBLE UNDER PLAN

        Any person, including any director of the Company, who is a director, employee, consultant or adviser of the Company or any of its subsidiaries (a "Grantee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder; provided, however, that only those Grantees who are employees of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Incentive Stock Options (as hereinafter defined) hereunder; provided, further, that Non-Employee Directors (as hereinafter defined) shall be eligible only for Awards granted pursuant to Section 11 of this Plan.

        Section 3.    AWARDS

        (a) The Board of Directors of the Company (the "Board") or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $.01 per share, of the Company (the "Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

        (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

        (d) Awards in the form of options shall provide for an exercise price which is not less than 85% of the fair value of the stock at the time the option is granted, except that the price shall be 110% of the fair value in the case of an Incentive Stock Option (as hereinafter defined) granted to any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. For purposes of this Paragraph (d) the fair value of stock issuable upon exercise of an option shall be determined by the Board of Directors of the Company or Committee taking into account the following:

               (i) If stock of the same class is publicly traded in an active market of substantial depth, the recent market price of such securities.



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               (ii) If stock of the same class has not been so publicly traded the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded subject to appropriate adjustment for the dissimilarities between corporations being compared.

               (iii) In the absence of any reliable indicator under subparagraph
        (i) and (ii) above, the earnings history, book value and prospects of the Company in the light of market conditions generally.

        (e) The exercise period for awards granted in the form of options shall be not more than 120 months from the date the option is granted.

        (f) Awards granted in the form of options shall provide that the holder of the option shall have the right to exercise in the event of termination of employment, to the extent that the holder is entitled to exercise on the date employment terminates, as follows:

               (i) At least six months from the date of termination if termination was caused by death or disability

               (ii) At least 30 days from the date of termination if termination was caused other than by death or disability.

        (g) Subject to the other specific provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

               (i) A provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                             (A) the delivery of previously owned shares of
               capital stock of the Company (including "pyramiding") or other property,

                             (B) a reduction in the amount of Common Shares or
               other property otherwise issuable pursuant to such Award, or

                             (C) the delivery of a promissory note, the terms
               and conditions of which shall be determined by the Committee; or

               (ii) A provision required in order for such Award to quality as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

        Section 4.    STOCK SUBJECT TO PLAN; ANNUAL GRANT LIMITATION

        (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall be 2,250,000. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated. Such maximum number of Common Shares is subject to adjustment as provided in Section 7 hereof (and is referred to herein as the "Share Limitation"). If any Award shall expire, terminate or be reacquired by the Company for any reason, the unexercised or reacquired portion thereof shall again be available for the grant of Awards hereunder.



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        (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed the Share Limitation, subject to adjustment as provided in Section 7 hereof.

        (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the foregoing:

               (i) The number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan excluding (except for purposes of computing the Share Limitation applicable to Incentive Stock Options granted under this Plan) shares which were reacquired by the Company pursuant to provisions in the Awards with respect to which those shares where issued giving the Company the right to reacquire such shares upon the occurrence of certain events; plus

               (ii) The number of Common Shares which are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

        (d) In no event shall any Grantee receive, in any fiscal year, Awards which exceed an aggregate of 250,000 Common Shares.

        Section 5.    DURATION OF PLAN

        No Awards shall be granted under this Plan after February 15, 2006. Although Common Shares may be issued after February 15, 2006 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after February 15, 2016.

        Section 6.    ADMINISTRATION OF PLAN

        (a) This Plan shall be administered by the Board or a committee thereof (the "Committee") consisting of two or more directors.

        (b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

               (i) Adopt, amend and rescind rules and regulations relating to this Plan;

               (ii) Determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

               (iii) Grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

               (iv) Determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

               (v) Interpret and construe this Plan and the terms and conditions of any Award granted hereunder.



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Section 7.     ADJUSTMENTS; ACCELERATION UPON CHANGE IN CONTROL

        (a)    Adjustments.

        If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into a different number or kind of shares or securities of the Company as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, stock dividend, stock split, reverse stock split or the like, then, unless the terms of such transaction or document evidencing an Award shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (i) the number and type of shares or other securities of the Company that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

        (b) Acceleration. Notwithstanding any contrary waiting period or installment period in the 1994 Plan, or in any agreement or instrument evidencing any Award granted prior to the effectiveness of this Plan (as set forth in Section 9 hereof), each outstanding Award shall, except as otherwise provided in any applicable agreement or instrument evidencing an Award granted after the effectiveness of this Plan (as set forth in Section 9 hereof), become exercisable in full for the aggregate number of Common Shares covered thereby, or shall vest unconditionally, in the event of (i) the acquisition by any single entity or group of at least fifty percent (50%) of the outstanding voting securities of the Company or (ii) a sale of all or substantially all of the assets of the Company to another person or entity other than an affiliate of the Company, or a reorganization, merger, business combination or consolidation of the Company as a result of which at least 50% of the voting securities of the Company or its successor are held, directly or indirectly, by persons or entities who did not hold at least 50% of the voting securities of the Company immediately prior to such transaction. The Committee may also, in its discretion, accelerate the exercisability or vesting of any Award granted hereunder in accordance with the administration of this Plan. For purposes of
(i) above, "group" shall have the meaning set forth in Rule 13d-5 of the Securities and Exchange Commission under the Exchange Act, and shall include as to each person, entity or group, each "affiliate" of that person, entity or group, as that term is defined in Rule 12b-2 of the Securities and Exchange Commission under the Exchange Act. The terms "person," "entity" and "group" as used in (i) above shall not include the Company or any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, any entity holding voting securities of the Company for or pursuant to the terms of any such plan or any person, entity or group succeeding to the ownership of all or any portion of the shares presently owned beneficially by Alfred E. Mann who is his lawfully appointed executor, administrator, guardian or custodian, his spouse or any of his issue, any trust, partnership, corporation or entity in which any of the foregoing have (individually or in the aggregate) more than 50% of the beneficial interest or any charitable foundation established by Mr. Mann or any of the foregoing persons or entities. Securities will be deemed to constitute 50% of the voting securities of the Company or its successor if the holders thereof collectively have the power to elect at least 50% of the directors or, if the successor is not a corporation, 50% of the other analogous controlling persons. In order to permit the grantee of any Award which is outstanding upon the occurrence of any of the events referred to in (i) or (ii) above to receive the same consideration as a result of such event as would the holder of the outstanding shares of Common Stock of the Company subject to the Award, the grantee will have the right to give notice of the exercise of the option or other analogous right included in the Award in advance of the occurrence of the events described in (i) or (ii) above effective upon the occurrence of such event, and any such exercise shall be deemed effective upon the occurrence of the event and prior to any termination of the Award as a result of the event.

        Section 8.    AMENDMENT AND TERMINATION OF PLAN

        The Board may amend or terminate this Plan at any time and in any manner; provided, however, that (a) no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and (b) no such amendment shall increase the aggregate number of Common Shares that may be issued to all Incentive Stock Options granted under this Plan (except pursuant to Section (a) 7 hereof) or change, alter or modify the employees or class of employees eligible to receive Incentive Stock Options under this Plan without the approval of the



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stockholders of the Company, which approval must be obtained within 12 months after the adoption of such amendment by the Board.

        Section 9.    EFFECTIVENESS OF THE PLAN

        This Plan (which amends and restates the 1994 Plan) shall become effective as of the date of the Company's 1996 Annual Meeting of Stockholders upon approval by the vote of a majority of the voting securities of the Company present, either in person or by proxy, and entitled to vote at the meeting. Prior to such approval, Awards may be granted under this Plan, provided that the exercise and/or vesting of Awards so granted shall be expressly subject to the condition that this Plan shall have been so approved. Unless this Plan shall be so approved, this Plan and all Awards theretofore made hereunder shall become null and void, and all Awards made under the 1994 Plan shall continue to be governed by the terms and provisions of the 1994 Plan. Upon the effectiveness of this Plan as described in this Section 9, all Awards granted under the 1994 Plan shall be governed by the terms and provisions of this Plan, as so amended and restated herein.

        Section 10.   STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

        Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

        Section 11.   NON-EMPLOYEE DIRECTOR AWARDS

        Notwithstanding anything to the contrary contained herein or in any agreement evidencing any Award hereunder, each member of the Board who is not an employee of the Company ("Non-Employee Directors") shall be eligible for Awards only issued pursuant to and in accordance with the terms of this Section 11.

        (a) Eligibility. Subject to the terms and conditions of this Plan, all Non-Employee Directors of the Company shall automatically become participants in this Plan under this Section 11 upon their election as directors of the Company.

        (b) Automatic Option Grants. Each person who becomes a Non-Employee Director shall automatically be awarded and issued on the date of his or her first such election and without further action of the Board, a nonqualified stock option to purchase 5,000 shares of Common Stock of the Company. Such grant shall hereinafter be referred to as an "Initial Grant." If the date designated in this subjection for any Initial Grant is not a trading day of the Common Stock, such Initial Grant shall be made on the first trading day which follows such designated date.

        On June 1 of each year (or, in any year, if such day is not a trading day for the Common Stock, the first trading day thereafter), each Non-Employee Director (other than a Non-Employee Director who received an Initial Grant within twelve months) shall be automatically awarded and issued on such date, without further action of the Board or Committee, a nonqualified stock option to purchase 5,000 shares of Common Stock of the Company (an "Annual Grant"); provided that, in the case of a Non-Employee Director who received an Annual Grant within 12 months, the number of shares covered by such Annual Grant shall be 5,000 multiplied by a fraction, the numerator of which is the number of days elapsed from the date of such Initial Grant until the next succeeding Annual Grant, and the denominator of which is 365.

        (c) Option Prices. The purchase price of the Common Stock under each option granted pursuant to this Section 11 shall be 100% of the Fair Market Value of the Common Stock on the grant date. The "Fair Market Value" of a share of Common Stock or of a share of another class of capital stock of the Company on any



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day shall be equal to the last sale price, regular way, of such a share on the business day preceding such day or, in case no such sale takes place on such day and there were sales within a reasonable period before the date for which the Fair Market Value is to be determined, the mean between the lowest and highest sales prices, regular way, on the nearest date before the date as of which the Fair Market Value is to be determined, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading or the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. If none of the foregoing provisions for determining Fair Market Value are applicable, the Fair Market Value will be determined by the Board or the Committee.

        (d) Term of Options. The term of each option issued to Non-Employee Directors hereunder shall be for a period of eight years from the grant date.

               (i)    Termination of Director Status.

                             (A) Death or Permanent Disability. In the event
               that a Non-Employee Director shall cease to be a Non-Employee Director of the Company or any of its subsidiaries (such event shall be referred to herein as a "Terminating Event") by reason of the death or Permanent Disability (as hereinafter defined) of a Non-Employee Director, then (1) the option shall terminate on the first anniversary of the date of such Terminating Event and
               (2) the option shall be exercisable during that one year period by the Non-Employee Director or, in the event of death or a Permanent Disability involving the appointment of a guardian, custodian or other similar personal representative, the person or persons to whom the Non-Employee Directors' rights under the option shall have passed by will or by the applicable laws of descent or distribution or as a result of any such appointment, only to the extent that it was exercisable on the date of such death or Permanent Disability. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically deteminable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Non-Employee Director shall not be deemed to have a Permanent Disability unless proof of the existence thereof shall have been furnished to the Committee in such form and manner, and at such times, as the Committee may require. Any determination by the Committee that a Non-Employee Director does or does not have a Permanent Disability and/or the date thereof shall be final and binding upon the Company and the Non-Employee Director.

                             (B) Other Termination. If the Terminating Event is
               for any reason other than those enumerated in Subparagraph 11(d)(i)(A), the option shall terminate one (1) month from the date of such Terminating Event and shall be exercisable only to the extent it was exercisable on the date of the Terminating Event.

               (ii) Death Following the Terminating Event. If a Non-Employee Director shall die at any time after the occurrence of a Terminating Event and prior to the last date on which the option could have been exercised as provided above, then, to the extent that the option was exercisable on the date of such Terminating Event, the option shall terminate on the earlier of the date on which such option otherwise would expire or the first anniversary of the date of such death.

               (iii) Other Terminating Events. An option granted pursuant to this Section 11 shall terminate upon the dissolution or liquidation of the Company unless the terms of the plan of dissolution or liquidation provide otherwise.



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        (e) Vesting of Options. Each option granted to a Non-Employee Director pursuant to this Section 11 shall become exercisable immediately on the date of the grant to the extent of 25% of the shares of Common Stock covered by such option, and shall become exercisable on each subsequent anniversary of the Grant Date to the extent of an additional 25% of the shares Common Stock covered by the Option until such option becomes fully exercisable.

        (f) No Right to Continue as Director. Nothing contained in this Plan or in any agreement evidencing an Award granted hereunder to a Non-Employee Director shall confer any right to continue as a director or shall any way affect the right and power of the stockholders of the Company to remove such participant as a member of the Board at any time, to the same extent as might have been done if this Plan had not been adopted.

        (g) Limitation on Amendments. This Section 11 may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.



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